Exhibit 99.2

Activate Energy Acquisition Corp. Announces Closing of $230,000,000 Initial Public Offering, Including Full Exercise of Underwriters’ Over-Allotment Option

GRAND CAYMAN, Cayman Islands, Dec. 05, 2025 (GLOBE NEWSWIRE) -- Activate Energy Acquisition Corp. (Nasdaq: AEAQU) (the “Company”) today announced that it closed its initial public offering of 23,000,000 units at $10.00 per unit, including the issuance of 3,000,000 units as result of the underwriters’ exercise of its over-allotment option in full. The gross proceeds from the offering were $230 million before deducting underwriting discounts and estimated offering expenses. The units began trading on The Nasdaq Global Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “AEAQU” on December 4, 2025.

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “AEAQ” and “AEAQW”, respectively.

The Company intends to use the net proceeds from the offering, and the simultaneous private placements of units and warrants, to consummate the Company’s initial business combination.

BTIG, LLC acted as the sole book-running manager in the offering.

The offering was made only by means of a prospectus, copies of which may be obtained from BTIG, LLC, Attn: Capital Markets, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com, or from the SEC website at www.sec.gov.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on December 1, 2025.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction .

About Activate Energy Acquisition Corp.

The Company is a blank check company incorporated as an exempted company under the laws of the Cayman Islands, which will seek to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While it may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on industries that complement the management team’s and board of director’s background and network, and to capitalize on the ability of its management team and board of directors to identify and acquire a business, focusing on the oil and gas industry. Activate Energy Sponsors, LLC is the company sponsor.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties, including with respect to the Company’s initial public offering (“IPO”), the anticipated use of the net proceeds thereof and the Company’s search for an initial business combination. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the IPO with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact:

Activate Energy Acquisition Corp.

71 Fort Street, PO Box 500

Grand Cayman, Cayman Islands, KY1-1106

Telephone: (302) 207-9500

E-mail: info@activateenergy.us